Exhibit 10.52

CERTAIN INFORMATION IDENTIFIED WITH THE MARK “[***]” HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE SUCH INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Amendment NO. 2 TO credit AGREEMENT AND GUARANTY

This AMENDMENT NO. 2 TO credit AGREEMENT AND GUARANTY (this “Amendment”) is made as of March 26, 2025, by and between NEURONETICS, INC., as the Borrower (the “Borrower”), and PERCEPTIVE CREDIT HOLDINGS IV, LP, in its capacities as (i) administrative agent for the Lenders (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”) and (ii) the Majority Lender.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement and Guaranty, dated as of July 25, 2024 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended or otherwise modified pursuant to this Amendment and as it may be further amended, supplemented or otherwise modified from time to time hereafter, being the “Credit Agreement”), by and among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Majority Lender make certain amendments to the Existing Credit Agreement, and the Administrative Agent and the Majority Lender are willing to do so subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CONSENT, Waiver AND AMENDMENT
SECTION 1.01. Defined Terms.  Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Amendment (including the preambles and recitals hereto and hereof) shall have the meanings ascribed to such terms in the Existing Credit Agreement.
SECTION 1.02. Amendments to the Existing Credit Agreement.  Effective as of the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended as set forth below:
(a)The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement in their respective alphabetically correct places:

“Amendment No. 2” means Amendment No. 2 to Credit Agreement and Guaranty, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, the Administrative Agent and the Majority Lender.

“Amendment No. 2 Effective Date” means March 26, 2025.

(b)The table set forth in Section 10.02 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

[***]

SECTION 1.03. No Other Waivers, Amendments or other Modifications Implied or Intended.  Except as set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of any Secured Party under the Existing Credit Agreement, the Credit Agreement or any other Loan Document, or alter, modify, supplement, amend or in any way affect any of the terms, obligations or covenants contained in the Existing Credit Agreement, the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect.  Nothing in this Amendment shall be construed to imply any willingness on the part of any Secured Party to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Existing Credit Agreement, the Credit Agreement or any other Loan Document.
ARTICLE II

Conditions precedent

SECTION 2.01.  Conditions to Effectiveness of this Amendment.  The effectiveness of this Amendment shall be subject to the prior or simultaneous satisfaction (or waiver thereof by the Administrative Agent) of each of the following conditions precedent in a manner reasonably satisfactory to the Administrative Agent (the date upon which all such conditions are satisfied or waived being the “Amendment No. 2 Effective Date”):
(a)Executed Amendment.   The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent and each of the Lenders party hereto.
(b)Secretary’s Certificate, Etc. Unless the Borrower certifies to the Administrative Agent that the certificates and other documents delivered pursuant to Section 6.01(a) of the Existing Credit Agreement on the Amendment No. 1 Effective Date remain in full force and effect (without any amendment, modification, rescission, revision, repeal or supplementation since the Amendment No. 1 Effective Date) as of the Amendment No. 2 Effective Date and may be relied upon by the Secured Parties as of such date, the Borrower shall deliver updated certificates and other documents equivalent to those delivered on the Amendment No. 1 Effective Date pursuant to Section 6.1(a) of the Existing Credit Agreement, in each case effective as of (and true and correct as of) the Amendment No. 2 Effective Date and reasonably satisfactory to the Administrative Agent.
(c)Representations and Warranties. The statements, representations and warranties contained in Article III below shall each be true and correct, both immediately before and after giving effect to this Amendment, and the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, addressed to it and the Lenders and certifying as to the foregoing.

(d)Costs and Expenses, Etc.  The Administrative Agent shall have received for its account and the account of each Lender all reasonable and documented fees, costs and expenses due and payable to them pursuant to Section 14.03 of the Existing Credit Agreement (including the Administrative Agent’s and each Lender’s reasonable and documented legal fees and out-of-pocket expenses).
ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. To induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment No. 2 Effective Date, each of the following statements are true and correct:
(a)The Borrower has full power, authority and legal right to execute, deliver this Amendment and perform under this Amendment and any other Loan Document to which it is a party as amended hereby.
(b)The transactions contemplated by this Amendment and the Amended Credit Agreement are within the Borrower’s corporate or other powers and have been duly authorized by all necessary corporate action including, if required, approval by all necessary holders of Equity Interests.  This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Amended Credit Agreement and each other Loan Document to which the Borrower is a party each constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).
(c)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect as of the Amendment No. 2 Effective Date) is required for the due execution or delivery by the Borrower of this Amendment, or performance by the Borrower of its obligations under this Amendment or each other Loan Document to which it is a party as amended hereby.  The execution or delivery by the Borrower of this Amendment, or performance by the Borrower of its obligations under this Amendment or each other Loan Document to which it is a party as amended hereby, will not (i) violate or conflict with any material Law in any material respect, (ii) violate or conflict with any Organic Document of the Borrower, (iii) except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect or a Material Regulatory Event, violate or conflict with any material Governmental Approval of any Governmental Authority, (iv) violate or result in a breach or default under any Material Agreement binding upon the Borrower that results in the termination or acceleration of such Material Agreement (or has a similar result or effect) or gives any counterparty to such Material Agreement the right to terminate or accelerate such Material Agreement (or the right to cause a similar result or effect) or (v) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Borrower.

(d)Both immediately before and after giving effect to this Amendment, no Default or Event of Default shall have then occurred and be continuing, or could reasonably be expected to result from the execution, delivery and performance of this Amendment or the transactions contemplated hereby.
(e)Both immediately before and after giving effect to this Amendment:
(i) the representations and warranties set forth in the Credit Agreement and each other Loan Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all respects; and
(ii) the representations and warranties set forth in the Credit Agreement and each other Loan Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects.
ARTICLE IV
MISCELLANEOUS
SECTION 4.01.  Governing Law; Jurisdiction; Jury Trial.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.  The jurisdiction and waiver of jury trial provisions set forth in Sections 14.10 and 14.11 of the Credit Agreement, respectively, are incorporated herein by reference mutatis mutandis.
SECTION 4.02.  Effect of this Amendment.
(a)On and after the Amendment No. 2 Effective Date, each reference in any Loan Document (other than this Amendment) to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment.
(b)This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and each other Loan Documents.  The Borrower agrees that all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and other Loan Documents shall, except as expressly set forth in this Amendment, remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document.  Except as expressly amended by this Amendment, the Existing Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of the Administrative Agent or any Lender under any Loan Document or applicable Law, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 4.03.  No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement, any other Loan Document or any Obligation thereunder.
SECTION 4.04.  Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.
SECTION 4.05.  Binding Nature.  The provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.
SECTION 4.06. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
SECTION 4.07.  Severability.  If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
SECTION 4.08. Integration.  This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understanding, oral or written, relating to the subject matter hereof.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

NEURONETICS, INC.

By   /s/ Keith Sullivan  Name: Keith Sullivan

Title: President & CEO

ADMINISTRATIVE AGENT AND MAJORITY LENDER:

PERCEPTIVE CREDIT HOLDINGS IV, LP By: PERCEPTIVE CREDIT OPPORTUNITIES

GP, LLC, its general partner

By  /s/ Sandeep Dixit  Name: Sandeep Dixit

Title: Chief Credit Officer

By  /s/ Sam Chawla  Name: Sam Chawla

Title: Portfolio Manager